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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Carolina Power & Light Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Carolina Power & Light Company
410 S. Wilmington Street
Raleigh, NC 27601-1849

March 31, 2005

Dear Shareholder:

        I am pleased to invite you to attend the 2005 Annual Meeting of the Shareholders of Carolina Power & Light Company. The meeting will be held at 10 a.m. on May 11, 2005, in the Grand Bay Ballroom at the Hilton St. Petersburg, 333 1st Street South, St. Petersburg, Florida.

        As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting are the election of directors and the ratification of the selection of the independent registered public accounting firm for Carolina Power & Light Company.

        Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Voting by either of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

        I am delighted that you have chosen to invest in Carolina Power & Light Company and look forward to seeing you at the meeting. On behalf of the management and Directors of Carolina Power & Light Company, thank you for your continued support and confidence in 2005.

Sincerely,

Robert B. McGehee
Chairman of the Board

VOTING YOUR PROXY IS IMPORTANT

        Your vote is important. Please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting.

        A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

CAROLINA POWER & LIGHT COMPANY
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 11, 2005

        The Annual Meeting of the Shareholders of Carolina Power & Light Company (Company) will be held at 10 a.m. on May 11, 2005, in the Grand Bay Ballroom at the Hilton St. Petersburg, 333 1st Street South, St. Petersburg, Florida. The meeting will be held in order to:

  (1)
  Elect three (3) Class I directors of the Company to serve three-year terms.

  (2)
  Ratify the selection of the independent registered public accounting firm for the Company.

  (3)
  Transact any other business as may properly be brought before the meeting.

        All shareholders of $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on March 4, 2005, are entitled to attend the meeting and to vote. The stock transfer books will remain open.

By order of the Board of Directors.
JOHN R. MCARTHUR Senior Vice President and Secretary
Raleigh, North Carolina March 31, 2005

CAROLINA POWER & LIGHT COMPANY
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carolina Power & Light Company (Company) of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10 a.m. on May 11, 2005, in the Grand Bay Ballroom at the Hilton St. Petersburg, 333 1st Street South, St. Petersburg, Florida. (For directions to the meeting location, please see the map included at the end of this Proxy Statement.) This Proxy Statement and form of proxy were first sent to shareholders on or about March 31, 2005.

        An audio webcast of the Annual Meeting of Shareholders will be available online at http://www.progress-energy.com/webcast. The webcast will be available in Windows Media Player format and will be archived on the site.

        Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to the Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Mr. Thomas R. Sullivan, Treasurer, P. O. Box 1551, Raleigh, North Carolina 27602.

        The Securities and Exchange Commission delivery rules can be satisfied by delivering a single proxy statement and annual report to shareholders to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the annual report and of the proxy statement will be sent to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders.

        If you prefer to receive a separate copy of the proxy statement or the annual report, please write to Shareholder Relations, P. O. Box 1551, Raleigh, North Carolina 27602 or telephone the Company's Shareholder Relations Section at 800-662-7232, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement or the annual report at your address and would prefer that a single copy of each be delivered there, you may contact the Company at the address or telephone number provided in this paragraph.

PROXIES

        The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited by telephone, e-mail or other electronic media or personally by officers and employees of the Company and its subsidiaries, who will not be specially compensated for such services.

        You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone by following the instructions provided on the enclosed proxy card. The telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by delivering a written notice of revocation, by filing with the Secretary of the Company a subsequently dated, properly executed proxy or by attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you vote by telephone, you may also revoke your vote by any of the three methods noted above, or you may change your vote by voting again by telephone. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of certain identifying information found on the proxy card in the event that you decide later to change or revoke your proxy. You should address any written notices of proxy revocation to: Carolina Power & Light Company, P.O. Box 1551, Raleigh, North Carolina 27602, Attention: Secretary.

        All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain specifications will be voted "FOR" the election of all Directors as set forth in this Proxy Statement and "FOR" the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005, as set forth in this Proxy Statement. Proxies will be voted at the discretion of the named proxies on any other business properly brought before the meeting.

Special Note for Shares Held in "Street Name"

        If your Stock is held by a brokerage firm, bank or other nominee (i.e., in "street name"), you will receive directions from your nominee that you must follow in order to have your Stock voted. "Street name" shareholders who wish to vote in person at the meeting will need to obtain a special proxy form from the brokerage firm, bank or other nominee that holds their Stock of record. You should contact your brokerage firm, bank or other nominee for details regarding how you may obtain this special proxy form.

        If your Stock is held in "street name" and you fail to give instructions as to how you want your shares voted (a "non-vote"), the brokerage firm, bank or other nominee who holds Carolina Power & Light Company shares on your behalf may, in certain circumstances, vote the Stock in their discretion. However, such brokerage firm, bank or other nominee is not required to vote the shares of Stock and may choose to enter a "broker non-vote."

        With respect to "routine" matters, such as the election of Directors, ratification of the selection of the independent registered public accounting firm, and shareholder proposals, a brokerage firm, bank or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the "SRO rules"), including the New York Stock Exchange ("NYSE"), to vote its clients' Stock shares if the clients do not provide instructions. When a brokerage firm, bank or other nominee votes its clients' Stock shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, WITHHELD FROM or AGAINST such routine matters.

        With respect to "non-routine" matters, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients' Common Stock shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a "broker non-vote." "Broker non-votes" will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Common Stock shares voted FOR, AGAINST or ABSTAINING from such non-routine matters.

        Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your Common Stock shares on routine matters and cast a "broker non-vote" on non-routine matters, or (ii) leave your Common Stock shares unvoted altogether.

        At the 2005 Annual Meeting of Shareholders, no non-routine matters are expected to be presented for a vote. However, we encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures that your Common Stock shares and voting preferences will be fully represented at the meeting.

VOTING SECURITIES

        The Directors of the Company have fixed March 4, 2005, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of the Company's $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of March 4, 2005, there were outstanding 236,997 shares of $5 Preferred Stock, 349,850 shares of Serial Preferred Stock and 159,608,055 shares of Common Stock. Progress Energy, Inc. (Progress Energy) owns all outstanding shares of the Company's Common Stock.

        Consistent with state law, the presence, in person or by proxy, of holders of at least a majority of the total number of Common Stock shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a share of Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Common Stock shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or "broker non-votes" will be counted for purposes of determining whether a quorum is present.

        Pursuant to the provisions of the North Carolina Business Corporation Act, Directors will be elected by a plurality of the votes cast by the shares entitled to vote. Withheld votes or shares held in "street name" that are not voted in the election of Directors will not be included in determining the number of votes cast. Approval of the proposal to ratify the selection of the Company's independent registered public accounting firm and other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of the shares voted on such matters. Abstentions from voting and broker non-votes will not count as shares voted and will not have the effect of a "negative" vote with respect to any such matters.

        We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the Annual Report on Form 10-K.

PROPOSAL 1—ELECTION OF DIRECTORS

        Based on the report of the Corporate Governance Committee (see page 12), the Board of Directors nominates the following three nominees: William O. McCoy, John H. Mullin, III, and Carlos A. Saladrigas. The nominees would serve as Directors in Class I with terms expiring in 2008 and until their respective successors are elected and qualified.

        There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company or its subsidiaries, and there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

        The election of Directors will be determined by a plurality of the votes cast at the Annual Meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of Directors. This means that the three nominees receiving the highest number of "FOR" votes will be elected as Directors. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors.

        Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted FOR the election of each of the three nominees. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

        The names of the three nominees for election to the Board of Directors and of the other Directors, along with their ages, principal occupations or employment for the past five years, and current directorships of public companies are set forth below. No information is included regarding Richard A. Nunis, who will reach the mandatory retirement age for non-employee Board members this year, and thus will retire from the Board at the Annual Meeting of Shareholders on May 11, 2005. No information is included regarding W.D. Fredrick, Jr., who recently notified the Company that he will not stand for re-election at the Annual Meeting of Shareholders on May 11, 2005. (The Company is a direct subsidiary of Progress Energy and a sibling of Florida Progress Corporation (FPC), both of which are noted in the descriptions below.) Information concerning the number of shares of Progress Energy's Common Stock beneficially owned, directly or indirectly, by all current Directors appears on page 8 of this Proxy Statement.

        The Board of Directors recommends a vote FOR each nominee for Director.

Nominees for Election—Class I
(Terms Expiring in 2008)

        WILLIAM O. MCCOY, age 71, is a partner in Franklin Street Partners, an investment management firm (since 1997). He previously served as Interim Chancellor of the University of North Carolina at Chapel Hill from April 1999 to August 2000. He was also formerly Vice Chairman of the Board, BellSouth Corp., and President and Chief Executive Officer, BellSouth Enterprises. He has served as a Director of the Company since 1996 and also serves as a Director of Progress Energy, FPC, Duke Realty Corporation, The Liberty Corporation and North Carolina Capital Management Trust, and as a Trustee of Fidelity Investments.

        JOHN H. MULLIN, III, age 63, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in farming and timber management. He is a former Managing Director of Dillon, Read & Co. (investment bankers). He has served as a Director of the Company since 1999 and also serves as a

Director of Progress Energy, FPC, The Liberty Corporation and Sonoco Products Company, and as a Trustee of The Putnam Funds.

        CARLOS A. SALADRIGAS, age 56, is Chairman of Premier American Bank in Miami, Florida. In 2002, he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides services to small and mid-sized businesses. He has served as a Director of the Company since 2001 and also serves as a Director of Progress Energy, FPC and Advance Auto Parts, Inc.

Directors Continuing in Office—Class II
(Terms Expiring in 2006)

        EDWIN B. BORDEN, age 71, is retired President of The Borden Manufacturing Company, a textile management services company. He has served as a Director of the Company since 1985 and also serves as a Director of Progress Energy, FPC, Jefferson-Pilot Corporation, Jefferson-Pilot Financial, Jefferson-Pilot Life Insurance Company, Ruddick Corporation and Winston Hotels, Inc.

        JAMES E. BOSTIC, JR., age 57, is Executive Vice President of Georgia-Pacific Corporation, a manufacturer and distributor of tissue, paper, packaging, building products, pulp and related chemicals (since January 2001). He previously served as Senior Vice President of Georgia-Pacific Corporation (from January 1995 to December 2000). He has served as a Director of the Company since 2002 and also serves as a Director of Progress Energy and FPC.

        DAVID L. BURNER, age 65, is retired Chairman and Chief Executive Officer of the Goodrich Corporation, a provider of aerospace components, systems and services. He has served as a Director of the Company since 1999 and also serves as a Director of Progress Energy, FPC, Milacron, Inc., Lance, Inc., Engelhard Corporation and Briggs & Stratton Corporation.

        RICHARD L. DAUGHERTY, age 69, was formerly Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He previously served as Vice President of IBM PC Company and Senior State Executive of IBM Corp. He has served as a Director of the Company since 1992 and also serves as a Director of Progress Energy, FPC and Winston Hotels, Inc.

Directors Continuing in Office—Class III
(Terms Expiring in 2007)

        CHARLES W. COKER, age 71, is Chairman of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products (since April 1998). He has served as a Director of the Company since 1975 and also serves as a Director of Progress Energy, FPC, Bank of America Corporation and Sara Lee Corporation.

        ROBERT B. MCGEHEE, age 62, is Chairman of the Company (since May 2004). Mr. McGehee joined the Company in 1997 as Senior Vice President and General Counsel. Since that time, he has held several senior management positions of increasing responsibility within the Company and Progress Energy. Most recently, Mr. McGehee served as President and Chief Operating Officer of Progress Energy, having responsibility for the day-to-day operations of both of Progress Energy's regulated and nonregulated businesses. Prior to that, Mr. McGehee served as President and Chief Executive Officer of Progress Energy Service Company, LLC. He has served as a Director of the Company since 2004 and also serves as a Director of Progress Energy and FPC.

        E. MARIE MCKEE, age 54, is Senior Vice President of Corning Incorporated, a developer of technologies for glass, ceramics, fiber optics and photonics. She also serves as President and Chief Executive Officer of Steuben Glass. She has served as a Director of the Company since 1999 and also serves as a Director of Progress Energy and FPC.

        PETER S. RUMMELL, age 59, is Chairman and Chief Executive Officer of St. Joe Company, a real estate operating company in Jacksonville, Florida (since 1997). He previously served as Chairman of Walt Disney Imagineering, the division responsible for The Walt Disney Company's worldwide creative design, real estate and research and development activities from 1985 until 1996. He has served as a Director of the Company since 2003 and also serves as a Director of Progress Energy and FPC.

        JEAN GILES WITTNER, age 70, is President and Secretary of Wittner & Co., Inc., a Florida holding company for companies that provide life insurance products, employee benefit insurance programs, and commercial office leasing and property management services. She has served as a Director of the Company since 2000 and also serves as a Director of Progress Energy, FPC and Raymond James Bank, FSB.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Corporate Performance Committee of the Company's Board of Directors (the "Audit Committee") has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, and has directed that management submit the selection of that independent registered public accounting firm for ratification by the shareholders at the 2005 Annual Meeting of the Shareholders. Deloitte & Touche is an independent registered public accounting firm and has served as the independent registered public accounting firm for the Company since 1930. In selecting Deloitte & Touche, the Audit Committee considered carefully Deloitte & Touche's previous performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions. Shareholder ratification of the selection of Deloitte & Touche as the Company's independent registered public accounting firm is not required by the Company's By-Laws or otherwise. However, the Company is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the shareholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.

        The Audit Committee and the Board of Directors recommend a vote FOR the ratification of the selection of Deloitte & Touche as the independent registered public accounting firm for the Company.

        Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, the shares represented by the accompanying proxy will be voted FOR the ratification of the selection of Deloitte & Touche as the independent registered public accounting firm for the Company. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the ratification of the selection of Deloitte & Touche.

        The affirmative vote of a majority of all the votes cast at the meeting is required to approve the proposal to ratify the selection of Deloitte & Touche to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. This means that, assuming a quorum is present, the number of "FOR" votes cast at the meeting for the proposal must exceed the number of "AGAINST" votes cast at the meeting in order for this proposal to be approved. Both "FOR" and "AGAINST" votes are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast and, therefore, do not affect the outcome.

PRINCIPAL SHAREHOLDERS

        The following table sets forth the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company as of December 31, 2004. The Company does not know of any shareholder that owned more than 5% of any class of its other voting securities as of December 31, 2004.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common Stock	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, NC 27601-1849	159,608,055	100%

MANAGEMENT OWNERSHIP OF COMMON STOCK

        None of the Company's Directors or officers owns any shares of the Company's Common or Preferred Stock.

        The following table describes the beneficial ownership of the Common Stock of Progress Energy and ownership of Common Stock units as of February 28, 2005, of (i) all current Directors and nominees for Director, (ii) each executive officer of the Company named in the Summary Compensation Table presented later in this document and (iii) all Directors and executive officers as a group. The table does not include shares beneficially owned by William Cavanaugh III, former Chairman, who retired from the Company, effective June 1, 2004, and Tom D. Kilgore, former Group President of the Company, who resigned from Progress Energy, effective February 28, 2005. A unit of Common Stock does not represent an equity interest in Progress Energy and possesses no voting rights, but is equal in economic value at all times to one share of Progress Energy Common Stock. As of February 28, 2005, none of the individuals or the group in the above categories owned one percent (1%) or more of Progress Energy's voting securities. Unless otherwise noted, all shares of Progress Energy Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

Name	Number of Shares of Common Stock Beneficially Owned		Units Representing Shares of Common Stock[1,2,3,4,5,6]

Edwin B. Borden	10,264	[7]	39,761	[8]
James E. Bostic, Jr.	3,589	[7]	3,367	[8]
David L. Burner	5,000	[7]	10,886	[8]
Charles W. Coker	11,498	[7]	45,658	[8]
Richard L. Daugherty	5,177	[7]	30,584	[8]
Fred N. Day IV	109,026	[9]	31,588	[10]
W. D. Frederick, Jr.	5,000	[7]	10,245	[8]
William D. Johnson	176,489	[9]	30,434	[11]
William O. McCoy	5,175	[7]	20,836	[8]
Robert B. McGehee	283,671	[9]	65,448	[12]
E. Marie McKee	5,500	[7]	14,153	[8]
John H. Mullin, III	8,000	[7]	14,338	[8]
Richard A. Nunis	9,000	[7]	5,062	[8]
William S. Orser (separating as of April 1, 2005)	188,381	[9]	69,710	[13]
Peter S. Rummell	2,400		2,753	[8]
Carlos A. Saladrigas	8,600	[7]	3,085	[8]
Peter M. Scott III	181,229	[9]	37,572	[14]
Jean Giles Wittner	7,000	[7]	10,020	[8]
Shares of Common Stock[15] and Units beneficially owned by all Directors and executive officers of the Company as a group (27 persons)	1,526,137		635,750

        1Includes units representing Common Stock of Progress Energy under the Directors' Deferred Compensation Plan and the Progress Energy Non-Employee Director Stock Unit Plan (see "Directors' Compensation" on page 14).

        2Includes accumulated replacement units representing Common Stock of Progress Energy under the Management Deferred Compensation Plan.

        3Includes performance units under Progress Energy's Long-Term Compensation Program.

        4Includes performance shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans (see "Long-Term Incentive Plan Awards Table" on page 19.

        5Includes replacement units to replace the value of Company contributions to the 401(k) Savings & Stock Ownership Plan that would have been made but for the deferral of salary under the Progress Energy Management Deferred Compensation Plan and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 16 and footnote 5 thereunder).

        6Includes performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan.

        7Includes shares of Progress Energy Common Stock such Director has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options, and, where indicated, shares over which the Director shares voting and investment powers with a family member and has not disclaimed beneficial ownership, as follows:

  Edwin B. Borden—4,000
  James E. Bostic, Jr.—2,000
  David L. Burner—4,000
  Charles W. Coker—4,000 and 7,298, respectively
  Richard L. Daugherty—4,000
  W. D. Frederick, Jr.—4,000
  William O. McCoy—4,000 and 175, respectively
  E. Marie McKee—4,000
  John H. Mullin, III—4,000
  Richard A. Nunis—4,000
  Carlos A. Saladrigas—4,000
  Jean Giles Wittner—4,000 and 1,000, respectively

        8Consists of units representing Common Stock of Progress Energy under the Directors' Deferred Compensation Plan and units under the Progress Energy Non-Employee Director Stock Unit Plan as follows:

  Edwin B. Borden—32,188 and 7,573, respectively
  James E. Bostic, Jr.—3,003 and 364, respectively
  David L. Burner—8,372 and 2,514, respectively
  Charles W. Coker—36,659 and 8,999, respectively
  Richard L. Daugherty—25,057 and 5,527, respectively
  W. D. Frederick, Jr.—7,731 and 2,514, respectively
  William O. McCoy—16,485 and 4,351, respectively
  E. Marie McKee—11,639 and 2,514, respectively
  John H. Mullin, III—11,450 and 2,888, respectively
  Richard A. Nunis—2,548 and 2,514, respectively
  Peter S. Rummell—2,753 (Directors' Deferred Compensation Plan Units only)
  Carlos A. Saladrigas—1,972 and 1,113, respectively
  Jean Giles Wittner—7,506 and 2,514, respectively

        9Includes shares of Progress Energy Restricted Stock and shares of Common Stock of Progress Energy such officer has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options as follows:

  Fred N. Day IV—28,400 and 74,999, respectively
  William D. Johnson—61,333 and 94,833, respectively
  Robert B. McGehee—113,967 and 152,500, respectively
  William S. Orser—41,466 and 106,667, respectively
  Peter M. Scott III—70,434 and 90,500, respectively

        10Consists of (i) 1,392 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan, (ii) 29,546 performance shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans, and (iii) 650 replacement units under the Progress Energy Management Deferred Compensation Plan.

        11Consists of (i) 1,287 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan, (ii) 28,351 performance shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans, and (iii) 796 replacement units under the Progress Energy Management Deferred Compensation Plan.

        12Consists of (i) 2,474 performance units recorded to reflect awards deferred under the Progress Energy Management Incentive Compensation Plan, (ii) 61,321 performance shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans, and (iii) 1,653 replacement units under the Progress Energy Management Deferred Compensation Plan.

        13Consists of (i) 13,310 performance units under the Progress Energy Long-Term Compensation Program, (ii) 51,899 shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans, and (iii) 4,501 replacement units under the Progress Energy Management Deferred Compensation Plan.

        14Consists of 36,858 performance shares awarded under the Performance Share Sub-Plan of the Progress Energy 1997 and 2002 Equity Incentive Plans and 714 replacement units under the Progress Energy Management Deferred Compensation Plan.

        15Includes shares each group member (shares in the aggregate) has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2004, six of the Company's Directors had indirect interests in routine commercial transactions for the sale of goods and services to which Progress Energy or one of its subsidiaries was a party; however, none of those interests were material and thus are not required to be disclosed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file reports of their holdings and transactions in the Company's securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on Company records and other information, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers with respect to the Company's 2004 fiscal year were met.

BOARD OF DIRECTORS

        The Board of Directors is currently comprised of fourteen (14) members. The Board of Directors met eight times in 2004. Average attendance of the Directors at the meetings of the Board and its Committees held during 2004 was 95%, and no Director attended less than 85% of all Board or his/her respective Committee meetings held in 2004.

        The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations, Environmental, Health and Safety Issues, a Committee on Organization and Compensation, and a Corporate Governance Committee. The composition of the Boards of the Directors of the Company, Progress Energy and FPC is identical, as is the composition of the Committees of those Boards. The charters of all Committees of the Board are posted on Progress Energy's Internet Web site and can be accessed at www.progress-energy.com under the Investors section. The membership and functions of the standing Board Committees, as of December 31, 2004, are discussed below.

EXECUTIVE COMMITTEE

        The Executive Committee is presently composed of one Director who is an officer and five independent Directors: Messrs. Robert B. McGehee—Chairman, Edwin B. Borden, Charles W. Coker, Richard L. Daugherty, William O. McCoy and John H. Mullin, III. The authority and responsibilities of the Executive Committee are described in the Company's By-Laws. Generally, the Executive Committee will review routine matters that arise between meetings of the full Board and require action by the Board. The Committee held two meetings in 2004.

AUDIT AND CORPORATE PERFORMANCE COMMITTEE

        The Audit and Corporate Performance Committee is presently composed of the following seven non-employee Directors: Messrs. Richard L. Daugherty—Chairman, James E. Bostic, Jr., David L. Burner, W. D. Frederick, Jr., John H. Mullin, III, Carlos A. Saladrigas and Ms. Jean Giles Wittner. All members of the Committee are independent as that term is defined under the enhanced independence standards for audit committee members contained in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the New York Stock Exchange. Messrs. Burner and Saladrigas have been designated by the Board as the "Audit Committee Financial Experts," as that term is defined in the Securities and Exchange Commission's rules. The work of this Committee includes oversight responsibilities relating to the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, performance of the internal audit function of the independent registered public accounting firm, and the Corporate Ethics Program. The role of the Committee is further discussed under "Report of the Audit and Corporate Performance Committee" below.

CORPORATE GOVERNANCE COMMITTEE

        The Corporate Governance Committee is presently composed of the following four non-employee Directors: Messrs. John H. Mullin, III—Chairman, Edwin B. Borden, Charles W. Coker and Peter S. Rummell. All members of the Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. This Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to the Company's Charter and By-Laws, making recommendations regarding the structure, charter, practices and policies of the Board, ensuring that processes are in place for annual CEO performance appraisal and review of succession planning and management development, recommending a process for the annual assessment of Board performance, recommending criteria for Board membership, reviewing the qualifications of and recommending to the Board nominees for election. The Committee is responsible for conducting investigations into or studies of matters within the scope of its responsibilities and to retain outside advisors to identify Director candidates. The Committee will consider qualified candidates for Director nominated by shareholders at an annual meeting of shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Company no later than the close of business on the 120th calendar day before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. See "Future Shareholder Proposals" below for more information regarding shareholder nominations of directors. The Committee held six meetings in 2004.

FINANCE COMMITTEE

        The Finance Committee is presently composed of the following six non-employee Directors: Messrs. William O. McCoy—Chairman, David L. Burner, Charles W. Coker, John H. Mullin, III, Richard A. Nunis and Carlos A. Saladrigas. The Committee reviews and oversees the Company's financial policies and planning, financial position, strategic planning and investments, pension funds and financing plans. The Committee also monitors the Company's risk management activities, financial position and recommends changes to the Company's dividend policy and proposed budget. The Committee held six meetings in 2004.

COMMITTEE ON OPERATIONS, ENVIRONMENTAL, HEALTH AND SAFETY ISSUES

        The Committee on Operations, Environmental, Health and Safety Issues is presently composed of the following seven non-employee Directors: Messrs. Edwin B. Borden—Chairman, James E. Bostic, Jr., Richard L. Daugherty, W. D. Frederick, Jr., and Peter S. Rummell, and Ms. E. Marie McKee and Ms. Jean Giles Wittner. The Committee reviews the Company's load forecasts and plans for generation, transmission and distribution, fuel production and transportation, customer service, energy trading and term marketing, and other Company operations. The Committee reviews and assesses Company policies, procedures, and practices relative to the protection of the environment and the health and safety of employees, customers, contractors and the public. The Committee advises the Board and makes recommendations for the Board's consideration regarding operational, environmental and safety-related issues. The Committee held three meetings in 2004.

COMMITTEE ON ORGANIZATION AND COMPENSATION

        The Committee on Organization and Compensation is presently composed of the following six non-employee Directors: Messrs. Charles W. Coker—Chairman, Edwin B. Borden, William O. McCoy, Richard A. Nunis and Peter S. Rummell, and Ms. E. Marie McKee. All members of the Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. The Committee verifies that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions, evaluates the performance of the Chief Executive Officer and oversees plans for management succession. The Committee held seven meetings in 2004.

DIRECTOR NOMINATING PROCESS AND COMMUNICATIONS BETWEEN
SHAREHOLDERS AND BOARD OF DIRECTORS

The Corporate Governance Committee

        The Corporate Governance Committee ("Governance Committee") of the Board of Directors performs the functions of a nominating committee. The Governance Committee's Charter describes the Committee's responsibilities, including recommending criteria for membership on the Board, reviewing qualifications of candidates and recommending to the Board nominees for election to the Board. As noted above, the Guidelines contain information concerning the Committee's responsibilities with respect to reviewing with the Board on an annual basis the qualification standards for Board membership and identifying, screening and recommending potential directors to the Board. All members of the Governance Committee are independent as defined under the general independence standards of the New York Stock Exchange's listing standards. Additionally, the Guidelines require that all members of the Committee be independent.

Director Candidate Recommendations and Nominations by Shareholders

        Shareholders should submit any Director candidate recommendations in writing in accordance with the method described under "Communications with the Board of Directors" below. Any Director candidate recommendation that is submitted by a shareholder of the Company to the Governance Committee will be acknowledged, in writing, by the Corporate Secretary. The recommendation will be promptly forwarded to the Chairman of the Governance Committee, who will place consideration of the recommendation on the agenda for the Governance Committee's regular December meeting. The Committee will discuss candidates recommended by shareholders at its December meeting, and present information regarding such candidates, along with the Committee's recommendation regarding each candidate, to the full Board for consideration. The full Board will determine whether it will nominate a particular candidate for election to the Board.

        Additionally, in accordance with Section 11 of the Company's By-Laws, any shareholder of record entitled to vote for the election of Directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedure set forth in the By-Laws and summarized in "Future Shareholder Proposals" below.

Governance Committee Process for Identifying and Evaluating Director Candidates

        The Governance Committee evaluates all Director candidates, including those nominated or recommended by shareholders, in accordance with the Board's qualification standards, which are described in the Guidelines. The Committee evaluates each candidate's qualifications and assesses them against the perceived needs of the Board. Qualification standards for all Board members include: integrity, sound judgment, independence as defined under the general independence standards contained in the New York Stock Exchange listing standards, and the categorical standards adopted by the Board, financial acumen, strategic thinking, ability to work effectively as a team member, demonstrated leadership and excellence in a chosen field of endeavor, experience in a field of business, professional or other activities that bear a relationship to the Company's mission and operations, appreciation of the business and social environment in which the Company operates, an understanding of the Company's responsibilities to shareholders, employees, customers and the communities it serves, and service on other boards of directors that could detract from service on the Company's Board.

Communications with the Board of Directors

        The Board has approved a process for shareholders to send communications to the Board. That process provides that shareholders can send communications to the Board and, if applicable, to the Governance Committee or to specified individual Directors in writing c/o John R. McArthur, Senior Vice President, and Secretary, Carolina Power & Light Company, Post Office Box 1551, Raleigh, North Carolina 27602-1551.

        The Company screens mail addressed to the Board, the Governance Committee or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria is forwarded to the appropriate Director.

Director Attendance at Annual Meeting

        The Company expects all Directors to attend the Annual Meeting of Shareholders. Such attendance is monitored by the Governance Committee. All Directors attended the 2004 Annual Meeting of Shareholders with the exception of Peter S. Rummell.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        All compensation paid to outside Directors of Progress Energy is for services rendered on behalf of the boards of Progress Energy, FPC and the Company. Sponsorship of the various benefit plans discussed in this section was transferred from the Company to Progress Energy, effective August 1, 2000. A description of the compensation paid to said outside Directors follows.

DIRECTORS' COMPENSATION

        Directors who are not employees of the Company receive an annual retainer of $45,000, of which $15,000 is automatically deferred under the Progress Energy Directors' Deferred Compensation Plan (see below), and an attendance fee of $1,500 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,500. The Chairman of each Committee receives an additional retainer of $5,000 per year. Directors who are not employees of the Company receive an attendance fee of $1,500 for each day of a visit to a plant or office of the Company or its subsidiaries or for attendance at any other business meeting to which the Director is invited by the Company. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

        In addition to $15,000 from the annual retainer and any matching contributions under the incentive compensation program that are automatically deferred, outside Directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Progress Energy Directors' Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of units of Common Stock of Progress Energy, but participating Directors receive no equity interest or voting rights in any shares of the Common Stock. The number of units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of Progress Energy Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Progress Energy Common Stock represented by the units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of Progress Energy's Common Stock on the date of payment multiplied by the number of units credited to the participant's account.

        Directors are also eligible for matching contributions of up to $15,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board of Progress Energy and used as the basis for a matching contribution of shares of Common Stock for participating employees in Progress Energy's 401(k) Savings & Stock Ownership Plan. In the event that five of the corporate incentive goals are met, the $15,000 portion of the annual retainer that is automatically deferred pursuant to the Progress Energy Directors' Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent). Such matching contribution is automatically deferred until the Director's retirement.

        Pursuant to the Progress Energy 2002 Equity Incentive Compensation Plan, Directors are also eligible to receive grants of up to 2,000 non-qualified stock options on May 1 of each year, subject to the Board's approval. The grants will be made pursuant to individual award agreements between Progress Energy and each Director. In order to be eligible for an annual grant, an individual must have been an outside member of the Progress Energy Board of Directors on May 1 of the year in which the award is granted. Each annual grant will vest on the first anniversary of the grant date, and will be exercisable for 10 years from the grant date. Stock options granted to Directors will vest early in the event of a change-in-control of Progress Energy. (Progress Energy ceased granting stock options in 2004. All stock options granted prior to January 1, 2005, remain valid in accordance with their terms and conditions.)

        Effective January 1, 1998, Progress Energy established the Progress Energy Non-Employee Director Stock Unit Plan ("Stock Unit Plan"). The Stock Unit Plan provides for an annual grant of 350 "stock units" to each non-employee Director who has served on the Board for at least one year and for matching grants of up to 350 additional units to be awarded to those Directors for each year in which certain incentive goals established by the Board are met. (Effective January 1, 2005, the Stock Unit Plan provides for an annual grant of 1,200 "stock units" to each non-employee Director and the matching program for grants under the Stock Unit Plan was discontinued.) Each unit is equal in economic value to one share of Progress Energy's Common Stock, but does not represent an equity interest or entitle its holder to vote. The number of units is adjusted from time to time to reflect the payment of dividends with respect to the Common Stock of Progress Energy. Benefits under the Progress Energy Stock Unit Plan vest after a participant has been a member of the Board for five years and are payable solely in cash.

        Both the Progress Energy Directors' Deferred Compensation Plan and the Progress Energy Non-Employee Director Stock Unit Plan were amended, effective January 1, 2005, to comply with the American Jobs Creation Act of 2004.

Service on Boards of Subsidiaries

        All compensation paid to outside Directors is for services rendered on behalf of the Company's Board of Directors and the boards of Progress Energy and FPC.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Other Annual Compensation[3] ($)		Restricted Stock Award(s)[4,5] ($)		Securities Underlying Options/ SARs[6] (#)	LTIP Payouts[7] ($)	All Other Compensation[8] ($)
Fred N. Day IV, President and Chief Executive Officer	2004 2003 2002	$397,269 346,539 318,558	$240,000 195,000 117,000	$ 20,689 15,428 22,314		$ 274,934 281,264 265,183	[9]	0 44,000 38,000	$303,287 336,711 213,151	$ 98,689 102,374 88,892	[10]
Robert B. McGehee, Executive Vice President (through May 12, 2004)	2004 2003 2002	$915,769 644,769 524,923	$830,000 500,000 225,000	$127,748 109,844 42,995	[11]	$2,568,364 784,439 1,257,073	[12]	0 108,000 92,100	$490,312 453,204 280,972	$158,149 130,149 106,122	[13]
William S. Orser, Group President (separating as of April 1, 2005)	2004 2003 2002	$623,192 579,923 559,846	$345,000 350,000 215,000	$ 25,157 24,003 23,972		$ 436,739 479,646 469,631	[14]	0 60,000 55,000	$550,978 615,137 435,990	$182,562 188,171 155,413	[15]
William D. Johnson, Group President	2004 2003 2002	$583,981 503,654 433,885	$375,000 315,000 170,000	$ 24,461 24,512 22,700		$ 646,905 413,815 1,194,325	[16]	0 56,000 50,500	$384,189 336,711 193,773	$ 92,599 87,122 74,381	[17]
Peter M. Scott III, Executive Vice President	2004 2003 2002	$542,442 462,385 434,846	$335,000 280,000 160,000	$ 29,283 43,517 4,586		$ 378,583 381,205 1,195,496	[18]	0 52,000 46,000	$424,619 377,925 N/A	$128,933 123,432 100,491	[19]
Tom D. Kilgore, Group President (resigned as of February 28, 2005)	2004 2003 2002	$485,769 421,115 385,981	$260,000 250,000 127,000	$ 22,639 37,317 7,236		$ 342,434 347,603 1,154,116	[20]	0 48,000 46,000	$363,953 388,460 251,906	$129,562 117,238 94,157	[21]

                  1Consists of base salary prior to (i) employee contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan and (ii) voluntary deferrals, if any, under the Progress Energy Management Deferred Compensation Plan. See "Other Benefit Opportunities" on page 31.

                  2Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Progress Energy Management Incentive Compensation Plan. See "Other Annual Compensation Opportunities" on page 27.

                  3Consists of gross-up payments for certain federal and state income tax obligations, and where indicated by footnote disclosure, certain perquisites.

                  4Includes the value of restricted stock awards as of the grant date (calculated by multiplying the closing market price of the Company's unrestricted Progress Energy's Common Stock on the date of grant by the number of shares awarded) granted pursuant to Progress Energy's 1997 and 2002 Equity Incentive Plans. During the period for which the shares are restricted, the grantee will receive all voting rights and cash dividends associated with the restricted stock.

                  5Includes the value of matchable deferrals credited to the account of a participant to replace the value of Company contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan that would have been made on behalf of the participant but for the deferral of salary under the Progress Energy Management Deferred Compensation Plan (MDCP) and compensation limitations under Section 415 of the Internal Revenue Code of 1986, as amended. Previously, matchable deferrals were provided only in Phantom Stock Units, but effective January 1, 2003, and thereafter, the value of matchable deferrals is credited to a deemed stable value fund, rather than Phantom Stock Units to eliminate reporting requirements for de minimus incremental derivative security additions. Additional amounts are credited from time to time to reflect the payment of dividends on the underlying Progress Energy Common Stock. Participants with one or more years of service with Progress Energy or its affiliates are 100% vested in all matchable deferrals credited to their account under the MDCP Plan. Payment of the value of the deemed investment funds will be made in cash and will generally be made on one of the following dates in accordance with the participant's deferral election: (i) the April 1 following the date that is five or more years from the last day of the MDCP Year for which the participant's salary deferral is made, (ii) the April 1 following the participant's retirement, or (iii) the April 1 following the first anniversary of the participant's retirement. The amount of the payment will equal the fair market value of notational deemed investment funds on the valuation date. See "Other Benefit Opportunities" on page 31.

                  6Progress Energy ceased granting stock options in 2004.

                  7Consists of the value of payouts of awards granted under Progress Energy's Performance Share Sub-Plan.

                  8Amounts reported in this column include dividends earned in 2004 on awards granted under Progress Energy's Long-Term Compensation Program and dividends allocated in 2004 on awards granted under the Performance Share Sub-Plan.

                  9Consists of (i) 5,600 shares of Progress Energy Restricted Stock valued at $265,842 as of March 16, 2004; and (ii) $9,092 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Progress Energy Management Deferred Compensation Plan. As of December 31, 2004, Mr. Day owned a total of 28,400 shares of Progress Energy Restricted Stock which were valued at $1,284,816 on that date.

                  10Consists of (i) $65,650 which represents dividends allocated in 2004 on performance shares awarded under the Progress Energy Performance Share Sub-Plan; (ii) $10,950 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iii) $22,089 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                  11Consists of (i) $61,575 in gross-up payments for certain federal and state income obligations; and (ii) certain perquisites, including financial planning expenses of $16,672 and automobile expenses of $18,600, which exceed thresholds for footnote disclosure.

                  12Consists of (i) 53,400 shares of Restricted Stock valued at $2,534,989 as of March 16, 2004; and (ii) $33,375 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Management Deferred Compensation Plan. As of December 31, 2004, Mr. McGehee owned a total of 113,967 shares of Restricted Stock which were valued at $5,155,867 on that date.

                  13Consists of (i) $126,366 which represents dividends allocated in 2004 on performance shares awarded under the Performance Share Sub-Plan; (ii) $12,150 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iii) $19,633 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                  14Consists of (i) 8,700 shares of Progress Energy Restricted Stock valued at $413,004 as of March 16, 2004; and (ii) $23,735 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Progress Energy Management Deferred Compensation Plan. As of December 31, 2004, Mr. Orser owned a total of 41,466 shares of Progress Energy Restricted Stock, which were valued at $1,875,922 on that date.

                  15Consists of (i) $29,221 which represents dividends earned in 2004 on performance units awarded under the Progress Energy Long-Term Compensation Program; (ii) $117,770 which represents dividends allocated in 2004 on performance shares awarded under the Progress Energy Performance Share Sub-Plan; (iii) $12,150 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iv) $23,421 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                  16Consists of (i) 13,200 shares of Progress Energy Restricted Stock valued at $626,626 as of March 16, 2004; and (ii) $20,279 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Progress Energy Management Deferred Compensation Plan. As of December 31, 2004, Mr. Johnson owned a total of 61,333 shares of Progress Energy Restricted Stock, which were valued at $2,774,705 on that date.

                  17Consists of (i) $63,755 which represents dividends allocated in 2004 on performance shares awarded under the Progress Energy Performance Share Sub-Plan; (ii) $12,150 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iii) $16,694 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                  18Consists of (i) 7,600 shares of Progress Energy Restricted Stock valued at $360,785 as of March 16, 2004; and (ii) $17,798 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Progress Energy Management Deferred Compensation Plan. As of December 31, 2004, Mr. Scott owned a total of 57,434 shares of Progress Energy Restricted Stock, which were valued at $2,598,314 on that date. On January 1, 2005, Mr. Scott was awarded 13,000 shares of Progress Energy Restricted Stock, which were valued at $586,477 on January 4, 2005.

                  19Consists of (i) $80,866 which represents dividends allocated in 2004 on performance shares awarded under the Progress Energy Performance Share Sub-Plan; (ii) $12,150 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iii) $35,917 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

                  20Consists of (i) 6,900 shares of Progress Energy Restricted Stock valued at $327,555 as of March 16, 2004; and (ii) $14,879 representing matchable salary deferrals credited to a deemed stable investment fund pursuant to the terms of the Progress Energy Management Deferred Compensation Plan. As of December 31, 2004, Mr. Kilgore owned a total of 48,300 shares of Progress Energy Restricted Stock, which were valued at $2,185,092 on that date.

                  21Consists of (i) $93,176 which represents dividends allocated in 2004 on performance shares awarded under the Progress Energy Performance Share Sub-Plan; (ii) $12,150 which represents Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; and (iii) $24,236 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The Company ceased granting stock options in 2004. Accordingly, no stock options were granted to employees during the fiscal year ended December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

			Number of securities underlying unexercised options/SARs at FY-end		Value of unexercised in- the-money options/SARs at FY-end Exercisable/ Unexercisable
	Shares acquired on exercise
		Value realized
Name			Exercisable	Unexercisable
Fred N. Day IV, President and CEO	0	$0.00	74,999	42,001	$151,275/$55,795
Robert B. McGehee, Executive Vice President (through May 12, 2004)	0	$0.00	152,500	102,700	$314,843/$135,669
William S. Orser, Group President (separating as of April 1, 2005)	0	$0.00	106,667	58,333	$217,201/$79,549
William D. Johnson, Group President	0	$0.00	94,833	54,167	$193,612/$73,338
Peter M. Scott III, Executive Vice President	0	$0.00	90,500	50,000	$183,149/$67,126
Tom D. Kilgore, Group President (resigned as of February 28, 2005)	0	$0.00	89,167	47,333	$182,496/$65,819

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

Name	Number of Units	Performance Period Ends
Fred N. Day IV, President and CEO	5,496	2006
Robert B. McGehee, Executive Vice President (through May 12, 2004)	28,228	2006
William S. Orser, Group President (separating as of April 1, 2005)	8,637	2006
William D. Johnson, Group President	8,066	2006
Peter M. Scott III, Executive Vice President	7,495	2006
Tom D. Kilgore Group President (resigned as of February 28, 2005)	6,853	2006

        The number of units in the table above consists of the number of performance shares awarded in 2004 under the Performance Share Sub-Plan of the Progress Energy 2002 Equity Incentive Plan, based on the closing price of a share of Progress Energy Common Stock on March 15, 2004. Performance Share awards range from 30% to 145% of a participant's base salary depending on the participant's position and job value. The number of performance shares awarded is recorded in a separate account for each participant and is adjusted to reflect dividends, stock splits or other adjustments in Progress Energy's Common Stock. The performance period for an award under the Sub-Plan is the three-consecutive-year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the Sub-Plan. One performance measure is Total Shareholder Return ("TSR"). The other performance measure is Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) growth. Awards under the Sub-Plan vest on January 1 following the end of the three-year performance period; provided, however, that to determine each award vested under the Sub-Plan, the TSR and EBITDA growth of Progress Energy are compared to the TSR and EBITDA growth of a Peer Group comprised of the major electric utility companies currently comprising the Standard & Poor's Electric Index. The differences between Progress Energy's TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0% to 200%, respectively. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0% to 200%, respectively.) The multipliers each are applied independently to one-half of the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of Progress Energy's Common Stock on March 31 before payment of the award.

        Awards under the Sub-Plan are paid in cash after expiration of the performance period. Payment can be made in either (i) lump sum during the month of April of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. In the event of death, retirement or a divestiture, any award granted under the Sub-Plan immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between the Company TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, over the portion of the performance period that was completed before the terminating event occurred. See "Long-Term Compensation Opportunities" on page 28.

PENSION PLAN TABLE

Average Base Pay Compensation	Estimated Annual Pension at Normal Retirement (Years of Credited Service)

	10 years	15 Years	15 1/2 or more years

$190,000	$76,000	$114,000	$117,800
255,000	102,000	153,000	158,100
320,000	128,000	192,000	198,400
385,000	154,000	231,000	238,700
450,000	180,000	270,000	279,000
515,000	206,000	309,000	319,300
555,000	222,000	333,000	344,100
595,000	238,000	357,000	368,900
635,000	254,000	381,000	393,700
675,000	270,000	405,000	418,500
715,000	286,000	429,000	443,300
760,000	304,000	456,000	471,200
795,000	318,000	477,000	492,900
840,000	336,000	504,000	520,800
900,000	360,000	540,000	558,000
960,000	384,000	576,000	595,200
1,020,000	408,000	612,000	632,400
1,080,000	432,000	648,000	669,600
1,140,000	456,000	684,000	706,800
1,200,000	480,000	720,000	744,000
1,260,000	504,000	756,000	781,200
1,320,000	528,000	792,000	818,400
1,380,000	552,000	828,000	855,600
1,490,000	596,000	894,000	923,800

        The above table demonstrates senior executive pension benefits payable upon normal retirement under the Progress Energy Pension Plan and the Progress Energy Supplemental Senior Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Progress Energy Pension Plan, a defined benefit plan, benefits are partially offset by social security payments and the monthly pension benefit payable upon retirement is based on base pay earnings, age and years of credited service. Benefits under the Progress Energy Supplemental Senior Executive Retirement Plan are fully offset by social security benefits and by benefits paid under the Progress Energy Pension Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of eligible earnings for each year of credited service with the Company or its affiliates up to a maximum of 62%. Benefits under the Progress Energy Supplemental Executive Retirement Plan are payable to the participant from the date of his retirement until the participant's death; provided, however, that in the event that the participant predeceases his spouse, 50% of the benefits will be payable to his spouse for the remainder of her life. Benefits listed in the table above do not reflect the social security or other offset. For purposes of benefits under these plans, Messrs. Day, McGehee and Johnson each have more than 15 1/2 years of credited service as well as three or more years of service or deemed service on the Senior Management Committee, and are thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Orser has 11 years of credited service, Mr. Scott has 13 years of credited service, and Mr. Kilgore has 11 years of credited service. Mr. Kilgore resigned, effective February 28, 2005. His retirement benefit under the Progress Energy Supplemental Senior Executive Retirement Plan will be approximately $20,900 per month and will be payable beginning May 1, 2013. Mr. Orser separated from the Company, effective April 1, 2005. His early retirement benefit under the Progress Energy Supplemental Senior Executive Retirement Plan will be approximately $26,300 per month, payable beginning October 1, 2005, in compliance with the American Jobs Creation Act of 2004.

EMPLOYMENT AGREEMENTS

        Messrs. Day, McGehee, Orser, Johnson, Scott and Kilgore have entered into employment agreements with Progress Energy or one of its subsidiaries. Each of these agreements has an effective date of August 1, 2000, except Mr. Johnson's agreement, which has an effective date of January 1, 2005. These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to senior executives of Progress Energy and its subsidiaries. The agreements all provide that they will remain in effect for three years from the effective date. Each agreement also includes an "Evergrow provision" which provides that each year, the agreement will be extended such that the prospective term will always be three years forward on the anniversary date of the effective date. Progress Energy or its subsidiaries may elect not to extend an executive officer's agreement and must notify the officer of such an election at least 60 days prior to the annual anniversary date of his agreement's effective date. Executive benefit plan eligibility, termination and other key provisions of the agreements are discussed below. (Progress Energy has filed each of the agreements, or forms of them, with the Securities and Exchange Commission.) For information regarding certain executive benefit plan targets, which are established by the Committee on Organization and Compensation, please see "Other Annual Compensation Opportunities" on page 27 and "Long-Term Compensation Opportunities" on page 28.

Agreement with Mr. Day

        The agreement with Mr. Day notes that he has a vested benefit under Progress Energy's now-suspended Deferred Compensation Plan for Key Management Employees.

        The agreement with Mr. Day provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Day is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Day is asked to relocate more than 50 miles. If Mr. Day's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. Day's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Day provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. McGehee

        Mr. McGehee's agreement notes that he received a retention agreement bonus under Progress Energy's now-suspended Deferred Compensation Plan for Key Management Employees which vests based on his continued employment beyond age 60. The agreement also notes that upon hire, Mr. McGehee was awarded 10 years of service toward the benefits and vesting requirements of the Progress Energy Supplemental Senior Executive Retirement Plan ("SERP"), three years of which were deemed to have been in service on the Senior Management Committee, solely for purposes of the SERP.

        The agreement with Mr. McGehee provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of

Progress Energy and (ii) Mr. McGehee is offered a new position with a material change in authority, duty, wages or benefits, or Mr. McGehee is asked to relocate more than 50 miles. If Mr. McGehee's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. McGehee's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. McGehee provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Johnson

        The agreement with Mr. Johnson notes that he was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. Three of those years will also be deemed service on the Senior Management Committee.

        The agreement with Mr. Johnson provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Johnson is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Johnson is asked to relocate more than 50 miles. If Mr. Johnson's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. Johnson's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Johnson provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Scott

        Pursuant to the terms of his agreement, Mr. Scott received transition compensation of $100,000, and has been awarded seven years of deemed service toward the benefits and vesting requirements of the SERP.

        The agreement with Mr. Scott provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Scott is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Scott is asked to relocate more than 50 miles. If Mr. Scott's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. Scott's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Scott provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Orser

        Mr. Orser's agreement notes that pursuant to a 1993 employment agreement with the Company, he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key Management Employees, and that he is credited with nine years of service solely for purposes of determining benefits in connection with that bonus. The agreement also notes that Mr. Orser is automatically deemed vested for his benefits under the SERP, and will be deemed eligible for early retirement benefits under the SERP at age 60, assuming his continued employment at Progress Energy until age 60.

        The agreement with Mr. Orser provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, he will be entitled to certain health benefits. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Orser is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Orser is asked to relocate more than 50 miles. If Mr. Orser's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. Orser's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Orser provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit. Additionally, Mr. Orser will be eligible to retain all benefits in which he has vested under existing benefit plans.

        The agreement with Mr. Orser will terminate, effective April 1, 2005. Please see "Termination of Employment Agreements" on page 24 for a discussion of the compensation and benefits Mr. Orser will receive upon termination of the agreement.

Agreement with Mr. Kilgore

        Mr. Kilgore's agreement notes that pursuant to a 1998 employment agreement with the Company, he received a recruitment bonus under the now suspended Deferred Compensation Plan for Key Management Employees, and that he was awarded five years of deemed service toward the benefits and vesting requirements of the SERP.

        The agreement with Mr. Kilgore provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, Progress Energy will reimburse Mr. Kilgore for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of Progress Energy and (ii) Mr. Kilgore is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Kilgore is asked to relocate more than 50 miles. If Mr. Kilgore's employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under Progress Energy's Management Change-in-Control Plan. If Progress Energy terminates Mr. Kilgore's employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Kilgore provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

        The agreement with Mr. Kilgore was terminated, effective February 28, 2005. Please see "Termination of Employment Agreements" on page 25 for a discussion of the compensation and benefits Mr. Kilgore received upon termination of the agreement.

TERMINATION OF EMPLOYMENT AGREEMENTS

Agreement with Mr. Orser

        Mr. Orser will separate from Progress Energy effective April 1, 2005. Under the terms of his employment agreement with Progress Energy, Mr. Orser will continue to receive his current salary of $605,000 from October 1, 2005, through July 31, 2007. (Pursuant to the American Jobs Creation Act of 2004, the salary payments to Mr. Orser cannot begin until at least six months after his separation date.) As reported in the Summary Compensation Table on page 16, Mr. Orser received a bonus of $345,000 for 2004 pursuant to Progress Energy's MICP. Mr. Orser will not receive any perquisites after the date of his separation from the Company.

        Mr. Orser currently owns 41,466 shares of restricted stock. Of those, 8,133 shares vested in March of 2005. Mr. Orser will forfeit the remaining 33,333 shares upon his separation from Progress Energy. Dividends on all the shares will be paid in cash through the January 10, 2005, record date.

        Mr. Orser has been granted 165,000 stock options under Progress Energy's 1997 and 2002 Equity Incentive Plans. As of February 28, 2005, 106,667 options have vested, but have not been exercised. Upon Mr. Orser's separation from Progress Energy, the 58,333 unvested options will continue to vest in accordance with the terms of his awards. Stock options that were granted on October 1, 2001, must be exercised within 48 months of the date of Mr. Orser's separation from Progress Energy. The remaining options must be exercised within 10 years from their grant dates.

        Pursuant to the terms of the Performance Share Sub-Plan of Progress Energy's 1997 and 2002 Equity Incentive Plans (PSSP), Mr. Orser's PSSP award for the 2002 plan year (10,856 shares as of December 31, 2004) has vested and any earned award will be paid out on or about October 1, 2005. Upon Mr. Orser's separation from Progress Energy, his outstanding PSSP awards for the 2003 and 2004 plan years (21,759 shares as of December 31, 2004) will vest, the interim PSSP calculations will be made and any earned award will be paid out on or about October 1, 2005. If the interim PSSP calculations are less than target, and at the end of the normal award vesting period (a three-year performance period), the value of the awards for the 2003 and 2004 plan years exceeds the awards Mr. Orser received based upon the interim calculations, the difference (up to target in total) will be paid to Mr. Orser. Mr. Orser's deferred PSSP balance as of December 31, 2004, was $841,915. That deferred amount will be paid to him in five annual installments, beginning on April 1, 2006, in accordance with his previous deferral elections.

        Mr. Orser deferred a hiring bonus he received in 1993 and certain salary earned during the years 1996 through 1999 pursuant to the terms of Progress Energy's now-suspended Deferred Compensation Plan for Key Management Employees. He will be eligible to receive those deferred amounts in monthly payments of $16,549, from January 1, 2010, through December 1, 2024. As of December 31, 2004, Mr. Orser had a balance of $661,254 in Progress Energy's Management Deferred Compensation Plan (the MDCP). A lump-sum amount of approximately $123,500 will be paid to him during May of 2005, with the balance paid in 10 annual installments that will begin on April 1, 2006, in accordance with Mr. Orser's previous deferral elections.

        Mr. Orser participated in benefit deferrals under Progress Energy's now-terminated Long Term Compensation Plan (the LTCP) during the years 1994 through 1996. Mr. Orser elected to receive payment of those deferrals in three annual installments following his separation from Progress Energy. Based on the market value of the assets held in his LTCP deferral account as of December 31, 2004, Mr. Orser is expected to receive $198,076 on or about April 1, in each of the years 2006, 2007 and 2008.

These payments are exclusive of earnings and any appreciation or depreciation that may occur to Mr. Orser's LTCP account after December 31, 2004, but prior to distribution.

        Mr. Orser is fully vested for purposes of receiving benefits pursuant to Progress Energy's Supplemental Senior Executive Retirement Plan (the SERP). His early retirement benefit under the SERP is estimated to be approximately $26,300 per month, payable beginning October 1, 2005, and continuing for the remainder of Mr. Orser's life. In the event that Mr. Orser predeceases his wife, she will receive 50% of the benefits to which he is entitled under the SERP for the remainder of her life. Pursuant to the American Jobs Creation Act of 2004, payments to Mr. Orser under the SERP cannot begin until at least six months after his separation date.

        The current death benefit under the two life insurance policies Progress Energy purchased for Mr. Orser pursuant to Progress Energy's executive split dollar life insurance program totals $1,800,000. Both policies will be surrendered on the date of Mr. Orser's separation from Progress Energy. At that time, Mr. Orser will have the option of either purchasing the policies outright to retain the coverage or receiving any excess cash value from the policies (currently estimated at $197,800) plus a make-up portion, currently estimated at approximately $94,617.

        Mr. Orser's benefits under Progress Energy's Pension Plan and in its 401(k) Plan are fully vested and he will receive them in accordance with the terms of those Plans that apply to all participants.

Agreement with Mr. Kilgore

        Mr. Kilgore resigned from Progress Energy, effective February 28, 2005. Mr. Kilgore's employment agreement provided that in the event that he voluntarily terminated his employment, he would be entitled to retain all vested benefits but would not be entitled to any form of salary continuance or any form of severance benefit. Mr. Kilgore received his salary through February 28, 2005, the effective date of his resignation. As reported in the Summary Compensation Table, Mr. Kilgore received a bonus of $260,000 for 2004 pursuant to the MICP. As of December 31, 2004, Mr. Kilgore had a deferred balance of $705,774 under the MICP, of which 15% was forfeited upon his resignation. The deferred MICP balance of $582,712 was paid to him in lump-sum in March of 2005.

        As of February 28, 2005, Mr. Kilgore had 48,300 unvested shares of restricted stock, all of which he forfeited upon his resignation from Progress Energy.

        Mr. Kilgore was granted 136,500 stock options pursuant to Progress Energy's 1997 and 2002 Equity Incentive Plans. Upon his resignation from Progress Energy, Mr. Kilgore forfeited all of the unvested stock options (approximately 47,333) and all vested, but unexercised stock options (approximately 89,167).

        Mr. Kilgore's PSSP award for the 2002 plan year (7,589 shares as of December 31, 2004) has vested and any earned award will be paid out on or about September 1, 2005. Upon his resignation from Progress Energy, Mr. Kilgore's outstanding PSSP awards for the 2003 and 2004 plan years (16,519 shares as of December 31, 2004) were forfeited. As of December 31, 2004, Mr. Kilgore's deferred balance under the PSSP totaled $832,415. The deferred PSSP balance of $807,962 was paid to him in lump sum in March 2005.

        Mr. Kilgore deferred a hiring bonus he was granted in 1998 and a portion of the salary he earned in 1998 and 1999 pursuant to Progress Energy's now-suspended Deferred Compensation Plan for Key Management Employees. Mr. Kilgore will be eligible to begin receiving those deferred amounts in monthly payments of approximately $3,417 beginning April 1, 2005, and ending March 31, 2010. As of December 31, 2004, Mr. Kilgore had a balance of $872,685 in the MDCP. The deferred MDCP balance of $871,391 was paid to him, in lump-sum, in March of 2005. Any 2005 plan year deferrals will be paid out, in lump-sum, six months after the date of Mr. Kilgore's resignation.

        Mr. Kilgore is fully vested in the SERP. His severance retirement benefit under the SERP is estimated to be $20,900 per month and will be payable beginning May 1, 2013, and continuing for the remainder of his life. In the event that Mr. Kilgore predeceases his wife, she will receive 50% of the benefits to which he is entitled under the SERP for the remainder of her life.

        The current death benefit under the life insurance policies Progress Energy purchased for Mr. Kilgore pursuant to its Executive Permanent Life Insurance Plan is approximately $1 million. As of February 28, 2005, Mr. Kilgore had not exercised his option under the termination provision of the Executive Permanent Life Insurance Plan to either surrender or purchase ownership of the split dollar life insurance policy used to underwrite this Plan. The actual surrender of the policy would allow him to receive approximately $15,000 as excess cash value. The payment would be paid 6 months after Mr. Kilgore's resignation.

        Mr. Kilgore's benefits under Progress Energy's Pension Plan and its 401(k) Plan are fully vested and he will receive them in accordance with the terms of those Plans that apply to all participants.

26

REPORT OF BOARD COMMITTEE ON ORGANIZATION
AND COMPENSATION

        The composition of the Boards of Directors of the Company, FPC and Progress Energy is identical, as is the composition of the Committees on Organization and Compensation of those Boards (collectively, the "Committees"). The Committees are composed entirely of the same six independent outside Directors who are not eligible to participate in any compensation program in which Progress Energy executives participate other than the Progress Energy 2002 Equity Incentive Plan. The following report is the joint report of the Committees with respect to the compensation of the executive officers of Progress Energy. Progress Energy's executive officers serve as officers and/or Directors of various Progress Energy subsidiaries. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries. The total compensation of Progress Energy's executive officers is designed to cover the full range of services they provide to Progress Energy and its subsidiaries. It is not the policy of Progress Energy to allocate compensation paid to its executive officers among the various subsidiaries to which they provide services.

Compensation Principles

Comparison Groups

        The Committee has entered into a contract with an independent executive compensation and benefits consulting firm that assists the Committee in meeting its compensation objectives for Progress Energy's executives. Each year this consulting firm provides the Committee with an analysis comparing overall compensation paid to Progress Energy's executives with overall compensation paid to executives of two comparison groups of electric utility companies. One comparison group consists of 14 of the electric utility companies with fossil fuel and nuclear operations in the eastern portion of the United States. The other comparison group consists of a broad group of electric utilities across the United States. While these comparison groups are different from the group of companies comprising the Standard & Poor's Electric Index, which is a published industry index, the Committee believes these electric utility companies are appropriate for overall compensation comparisons because they reflect the most appropriate labor markets for Progress Energy's executives.

        Progress Energy's executive compensation program consists of four major elements: base salary, other annual compensation opportunities, long-term compensation opportunities and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these elements, an overall compensation package for executives which approximates in value the 75th percentile of overall compensation paid to executives of the comparison group. The Committee believes that overall compensation paid to Progress Energy's executives in 2004 met this objective.

Stock Ownership Guidelines

        In an effort to more closely link the interests of Progress Energy's management with those of its shareholders, in 1996 the Board of Directors adopted stock ownership guidelines which are designed to ensure that Progress Energy's management has a significant financial equity investment in Progress Energy. Those guidelines require Progress Energy's officers to own from one to four times their base salary in the form of Progress Energy Common Stock within five years. (The specific multiplier applied to base salary depends upon the individual's position.) In addition to shares owned outright, the following are considered stock owned by executives and department heads for purposes of the guidelines: (i) stock held in any defined contribution, ESOP or other stock-based plan; (ii) performance shares/units or phantom stock ("derivative securities") deferred under an annual incentive or base salary deferral plan; (iii) performance shares/units or phantom stock earned and deferred in any long-term incentive plan account; (iv) restricted stock awards; and (v) stock held in a family trust or immediate family holdings.

Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to the Company's Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as exempt, compensation must be made pursuant to a plan that is (i) administered by a committee of outside Directors, (ii) based on achieving objective performance goals and (iii) disclosed to and approved by the shareholders.

        The Committees believe the current design of Progress Energy's compensation program is sound in linking pay to performance and to the interests of shareholders and allowing appropriate flexibility in determining amounts to be awarded. Therefore, Progress Energy does not have a policy that requires the Committees to qualify compensation awarded to executive officers for deductibility under Section 162(m) of the Code. The Committees do, however, consider the impact of Section 162(m) when determining executive compensation, and the Progress Energy 2002 Equity Incentive Plan is intended to minimize the effect of this provision. Although the Committees are not required to qualify executive compensation paid to Progress Energy executives for exemption from Section 162(m), they will continue to consider the effects of Section 162(m) when making compensation decisions.

Elements of Executive Compensation Program

        Set forth below is a description of the major elements of Progress Energy's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Company's Chief Executive Officer.

Base Salary

        Executives within Progress Energy receive a base salary determined by the Committees based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committees do not utilize a specific mathematical formula in determining base salaries. The Committees in their discretion approved the base salaries of the Chief Executive Officer and the other named executives, as set forth in the Summary Compensation Table. These salaries were based on each executive's level of responsibility within Progress Energy, the competitive level of compensation for executives in the comparison group of utilities, the achievement of corporate goals and individual performance as qualitatively determined by the Committees. In an effort to mitigate cost increases, the decision has been made that the Chief Executive Officer and the other senior executives will forego any merit increase award during 2005.

Other Annual Compensation Opportunities

Management Incentive Compensation Plan

        Progress Energy sponsors the Management Incentive Compensation Plan (the "MICP") for its senior executives, department heads and selected key employees. Awards consist of both a corporate component and a noncorporate component. Award opportunities, expressed as a percentage of annual base salary earnings, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of Progress Energy. The noncorporate component of an award is based upon the level of attainment of business unit/subsidiary, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance—outstanding, target and threshold—each of which is related to a particular payout percentage. (Effective January 1, 2005, the Progress Energy MICP was amended to eliminate the noncorporate component of awards. The available funds to be paid within the MICP will be generated based on the achievement of three performance standards—Progress Energy's earnings per share, each participating subsidiary's EBITDA, and each business unit's achievement of target performance against the goals established for the Employee Cash Incentive Plan. Progress Energy MICP awards will be allocated based upon management's determination of each participant's individual performance and leadership ratings.)

        If participants at the senior executive level of Progress Energy are eligible for awards, then the Committees in their discretion determine whether awards are to be made and, if so, in what amounts. If participants below the senior executive level of Progress Energy are eligible for awards, then the Chief Executive Officer of Progress Energy has sole and complete authority to approve such awards.

        Progress Energy's Chief Executive Officer's target compensation under the MICP is 85% of his base salary earnings. Progress Energy's Chief Operating Officer's target compensation under the MICP is 70% of his base salary earnings. Presidents' and Executive Vice Presidents' (including Messrs. Day, Orser, Johnson, Scott and Kilgore in 2004) target compensation under the MICP is 55% of their base salary earnings. Senior Vice Presidents' target compensation under the MICP is 45% of their base salary earnings.

        If earned, awards are either paid in cash in the succeeding year or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of Progress Energy's Common Stock. (Effective January 1, 2005, the MICP provisions regarding deferred awards were amended to comply with the American Jobs Creation Act of 2004.)

        At a meeting of the Organization and Compensation Committee of the Company's Board on March 15, 2005, based on the factors discussed above, awards earned were approved at the discretion of the Committee to the named executives, including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.

Long-Term Compensation Opportunities

2002 Equity Incentive Plan

        The Progress Energy 2002 Equity Incentive Plan (the "Plan"), which was approved by Progress Energy's shareholders in 2002, allows the Progress Energy Board Committee on Organization and Compensation (the "Progress Energy Committee") to make various types of awards to officers, other key employees, and also Directors of Progress Energy, its affiliates and subsidiaries. Selection of non-Director participants is within the sole discretion of the Progress Energy Committee. Thus, the number of persons eligible to participate in the Plan and the number of grantees may vary from year to year. The Plan was effective as of May 8, 2002, and will expire on May 8, 2012. The Plan was further amended and restated effective July 10, 2002. All awards granted under Progress Energy's 1997 Equity Incentive Plan prior to and outstanding on May 8, 2002 remain valid in accordance with their terms and conditions.

        The Plan is a broad umbrella plan that allows Progress Energy to enter into Award Agreements with participants and adopt various individual Sub-Plans that will permit the grant of the following types of awards: nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares and other stock unit awards or stock-based forms of awards. The Plan sets forth certain minimum requirements for each type of award, with detailed provisions regarding awards to be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. Subject to adjustment as provided in the Plan, the maximum aggregate number of shares that may be issued over the years pursuant to awards made under the Plan cannot exceed 15,000,000 shares of Progress Energy Common Stock, which may be in any combination of options, restricted stock, performance shares or any other right or option which is payable in the form of stock. This limit does not apply to grants made to replace or assume existing awards in connection with the acquisition of a business. In addition, approximately 1,700,000 shares of Progress Energy Common Stock that remained available for issuance under the Progress Energy 1997 Equity Incentive Plan were transferred to the Plan.

        Under the terms of the Plan, the Progress Energy Committee may grant awards in a manner that qualifies them for the performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, or it may grant awards that do not qualify for the exemption.

Stock Options

        Pursuant to Section 7 of the Plan, the Progress Energy Committee is authorized to grant stock options to "key employees." Grants of stock options to Directors of Progress Energy must be approved by the full Board of Progress Energy, and must consist only of "Nonqualified Stock Options" (options that are not intended to be "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended). Subject to the terms and provisions of the Plan, the Progress Energy Committee has sole and complete discretion to determine the type of option granted, the option price, the duration of the option, the number of shares to which an option pertains, any conditions on the exercisability of the option and the conditions under which the option may be terminated. The specific terms and conditions applicable to each option will be detailed in an Award Agreement.

        The exercise price per share of stock covered by an option will be determined by the Progress Energy Committee at the time of grant; provided, however, that the option price shall not be less than 100% of the fair market value of Progress Energy's Common Stock on the grant date.

        Options granted under the Plan are exercisable at such times and subject to such restrictions and conditions as the Progress Energy Committee determines at the time of grant; provided, however, that no option may be exercisable more than 10 years from the grant date.

        Options must be exercised by the delivery of a notice from the grantee to Progress Energy or its designee in the form prescribed by the Progress Energy Committee. The notice must set forth the number of shares with respect to which the option is to be exercised. The option price is payable to Progress Energy in cash and/or by the delivery of shares of Progress Energy Common Stock valued at fair market value at the time of exercise. In addition, at the request of the grantee, and subject to applicable laws and regulations, Progress Energy may permit the cashless exercise of the option.

        The maximum number of shares of Progress Energy Common Stock that may be granted in the form of Incentive Stock Options is 10,000,000 shares. The maximum number of shares of Progress Energy Common Stock that may be granted in the form of options in a single calendar year to any one participant is 2,000,000.

        Progress Energy ceased granting stock options in 2004. All stock options granted prior to January 1, 2005, remain valid in accordance with their terms and conditions. Effective January 1, 2005, long-term compensation that was previously awarded to employees in the form of stock options will be awarded pursuant to the Performance Share Sub-Plan.

Performance Share Sub-Plan

        Pursuant to the provisions of the Plan, the Progress Energy Committee adopted the Performance Share Sub-Plan ("PSSP"), which governs the issuance of performance share awards to officers and key employees within Progress Energy, as selected by the Progress Energy Committee in its sole discretion. A "performance share" is a unit granted to a participant, the value of which is equal to the value of a share of Progress Energy's Common Stock. The Progress Energy Committee may grant performance share awards ranging from 30% to 145% of a participant's base salary, depending upon the participant's position and job value. Progress Energy's Chief Executive Officer's target long-term incentive percentage under the PSSP is 145% of his base salary. Progress Energy's Chief Operating Officer's target long-term incentive percentage under the PSSP is 100% of his base salary. Presidents' and Executive Vice Presidents' (including Messrs. Day, Orser, Johnson, Scott and Kilgore in 2004) target long-term incentive percentage under the PSSP is 66% of their base salary. Senior Vice Presidents' target long-term incentive percentage under the PSSP is 54% of their base salary. The number of performance shares awarded is recorded in a separate account for each participant, and is adjusted to reflect dividends, stock splits or other adjustments in Progress Energy's Common Stock.

        Effective January 1, 2005, long-term compensation that was previously awarded to officers and "key employees" in the form of stock options will be awarded pursuant to the PSSP. Therefore, the annual PSSP target awards for officers of the Company increased and range from 60% to 290% of their base salary to ensure that total long-term incentive opportunities remain competitive. Targets for other "key employees" will range from 15% to 25% of their base salary dependent on position and job value.

        The performance period for an award under the PSSP is the three-consecutive-year period beginning in the year in which the award is granted. There are two equally weighted performance measures under the PSSP. One performance measure is Total Shareholder Return ("TSR"), which is defined in the PSSP as the appreciation or depreciation in the value of stock (which is equal to the closing value of the stock on the last trading day of the relevant period minus the closing value of the stock on the last trading day of the preceding year) plus dividends declared during the relevant period, divided by the closing value of the stock on the last trading day of the preceding year. The other performance measure is EBITDA growth. Awards under the PSSP vest on January 1 following the end of a three-year performance period; provided, however, that the following methodology is used to determine each award vested under the PSSP: (i) the TSR and EBITDA growth for Progress Energy for each year during the performance period is determined; (ii) those annual figures are averaged to determine Progress Energy TSR and EBITDA growth, respectively; (iii) the average TSR and EBITDA growth for all Peer Group utilities for each year during the performance period is determined (the Peer Group is comprised of the major electric utility companies within the Standard & Poor's Electric Index; however, the PSSP was amended, effective January 1, 2005, to provide that each December, the Committee will determine the appropriate peer group of utilities to be utilized for the upcoming year's award grant, and that the two highest and two lowest performing utilities within the peer group will be excluded for purposes of determining peer group performance at the end of each three-year performance period, beginning with the 2005 award grant); (iv) those figures are averaged, respectively, to determine the Peer Group TSR and EBITDA growth; (v) the Peer Group TSR and EBITDA growth for the performance period is subtracted from Progress Energy TSR and EBITDA growth, respectively, for the performance period; (vi) the differences between Progress Energy TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, are used to determine the multipliers that will be used to calculate the number of vested performance shares in each participant's account. (Differences in TSR can range from a low of (2.0%) or less to a high of 5% or more, and correspond to multipliers of 0 to 200%, respectively. Differences in EBITDA growth can range from a low of less than 0% to a high of 5% or more and correspond to multipliers of 0 to 200%, respectively); and (vii) the multipliers are each applied independently to one-half of the number of performance shares in the participant's performance share account to determine the actual number of vested performance shares in that account. The aggregate value of vested performance shares is equal to the number of vested performance shares in the participant's account multiplied by the closing price of Progress Energy's Common Stock on the March 31 before payment of the award.

        Awards are paid in cash after expiration of the performance period; however, the PSSP was amended, effective January 1, 2005, to pay awards granted pursuant to the PSSP in Progress Energy Common Stock rather than cash. Payment can be made in either (i) lump-sum during the month of April of the year immediately following the performance period or (ii) in accordance with an election to defer in 25% increments, made during the first year of the performance period. The PSSP was amended, effective January 1, 2005, to permit only participants who are employed as department heads or in higher positions to defer payment of their PSSP awards. (The deferral provisions of the PSSP were amended, effective January 1, 2005, to comply with the American Jobs Creation Act of 2004.) In the event of death, retirement or divestiture, any award granted under the PSSP immediately becomes vested. The aggregate value of the vested award is determined using multipliers that are based on the difference between Progress Energy TSR and EBITDA growth and the Peer Group TSR and EBITDA growth, respectively, over the portion of the performance period that was completed before the terminating event occurred. Effective January 1, 2005, grant awards made on or subsequent to this date that vest immediately due to retirement will be valued and distributed similar to regular, full-term awards, except the former will not accrue dividend equivalents between retirement and the end of the performance period.

Restricted Stock Awards

        Section 9 of the Plan provides for the granting of shares of restricted stock by the Progress Energy Committee to "key employees" within Progress Energy in such amounts and for such duration and/or consideration as it shall determine. Each restricted stock grant must be evidenced by an agreement specifying the period of restriction, the conditions that must be satisfied prior to removal of the restriction, the number of shares granted and such other provisions as the Progress Energy Committee shall determine. Progress Energy's Chief Executive Officer's target long-term incentive percentage for restricted stock is 145% of his base salary. Progress Energy's Chief Operating Officer's target long-term incentive percentage for restricted stock is 100% of his base salary. Presidents' and Executive Vice Presidents' (including Messrs. Day, Orser, Johnson, Scott and Kilgore in 2004) target long-term incentive percentage for restricted stock is 66% of their base salary. Senior Vice Presidents' target long-term incentive percentage for restricted stock is 54% of their base salary.

        Restricted stock covered by each award made under the Plan will be provided to and become freely transferable by the recipient after the last day of the period of restriction and/or upon the satisfaction of other conditions as determined by the Progress Energy Committee. If the grant of restricted stock is performance based, the total period of restriction for any or all shares or units of restricted stock granted shall be no less than one (1) year except as noted below. Any other shares of restricted stock issued pursuant to the Plan must provide that the minimum period of restrictions shall be three (3) years, which period of restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of restricted stock at the end of the first year following the grant date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. The Plan provides that in no event shall any restrictions be removed from shares of restricted stock during the first year following the grant date, except in the event of retirement or under certain situations following a change-in-control.

        During the period of restriction, recipients of shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, those shares shall be subject to the same restrictions on transferability as the restricted stock with respect to which they were distributed. The maximum number of shares of Progress Energy's Common Stock that may be granted in the form of Restricted Stock is 3,000,000. The maximum number of shares of Progress Energy Common Stock that may be granted in the form of restricted stock in a single calendar year to any one participant is 250,000.

Other Benefit Opportunities

        The following additional benefit opportunities are also available to Progress Energy's senior executives:

  •
  Progress Energy sponsors the Management Deferred Compensation Plan (the "MDCP"), an unfunded, deferred compensation arrangement established for the benefit of a select group of management and highly compensated employees of Progress Energy and its participating subsidiaries. Under the MDCP, an eligible employee may elect to defer a portion of his or her salary until the April 1 following the date that is five or more years from the last day of the MDCP Year for which the deferral is made, the April 1 following his or her date of retirement, or the April 1 following the first anniversary of his or her date of retirement. Deferrals will be made to deferral accounts administered pursuant to the MDCP in the form of deemed investments in certain deemed investment funds individually chosen by each participating employee from a list of investment options provided pursuant to the MDCP. Additionally, qualifying participants will receive matching allocations from Progress Energy (generally reflecting foregone Company allocations to participants' 401(k) accounts due to such salary deferrals, and/or foregone Company allocations to the participants' 401(k) accounts due to certain Internal Revenue Code limits), which will be allocated to a Company account that will be deemed initially to be invested in hypothetical shares of a stable value fund. Pursuant to the terms of the MDCP, the participant may reallocate any part of such account among the deemed investment funds chosen by the participant. (The MDCP was amended, effective January 1, 2005, to comply with the American Jobs Creation Act of 2004.)

  •
  Progress Energy sponsors a Management Change-in-Control Plan (the "C-I-C Plan") for selected key management employees. The purpose of the C-I-C Plan is to retain key management employees who are critical to the success of any transition resulting from a change-in-control of Progress Energy. The Progress Energy Committee has the sole authority and discretion to designate employees and/or positions for participation in the C-I-C Plan. Participants are not eligible to receive any of the C-I-C Plan's benefits unless both a change-in-control of Progress Energy and an involuntary termination of the participant's employment occur. The C-I-C Plan provides three separate tiers of severance benefits ranging from 150% of base salary and MICP awards to 300% of base salary and MICP awards for participants depending upon the position(s) they hold within Progress Energy. The continuation of health and welfare benefits coverage and the degree of excise tax protection for terminated participants align with the length of time during which the participants will receive severance benefits. In the event of a change-in-control of Progress Energy, each C-I-C Plan participant can receive the greater of benefits provided under the C-I-C Plan or severance benefits provided under any employment agreement he or she has with Progress Energy or any of its affiliates.

  •
  Progress Energy sponsors an executive split dollar life insurance program. The plan provided life insurance coverage approximately equal to three times salary for senior executives. During 2003, the Company responded to final split dollar regulations as well as the Sarbanes-Oxley Act of 2002 prohibition on loans to corporate officers by discontinuing its executive split dollar program for all future executives, discontinuing Progress Energy's payment of premiums on existing split dollar policies for senior executives, and terminating certain split dollar insurance arrangements for one individual who was both an officer of Progress Energy and a member of the Company's Board of Directors.

  •
  Progress Energy also sponsors broad-based employee benefit plans for senior executives of participating subsidiaries. Under the Progress Energy 401(k) Savings & Stock Ownership Plan, a salary reduction plan under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"), eligible, highly compensated employees of participating companies may invest up to 18% of eligible base salary earnings (up to a maximum of $13,000 in 2004 on a before-tax basis) in Progress Energy's Common Stock and other investment options. Progress Energy makes a matching allocation of 50% of such investment (up to 3% of eligible base salary earnings), which is invested in Progress Energy Common Stock. Under an incentive feature, Progress Energy's allocation may be increased by up to an additional 50% if certain strategic corporate and business unit financial, operating, safety, customer satisfaction and other performance goals are met. Progress Energy also sponsors the Progress Energy Pension Plan (the "Pension Plan"), a defined benefit plan which covers eligible employees of participating subsidiaries who have been employed within Progress Energy for at least one year. The right to receive pension benefits under the Pension Plan is vested after five years.

  •
  Progress Energy sponsors the Restoration Retirement Plan (the "Restoration Plan"), an unfunded retirement plan for a select group of management or highly compensated employees of participating subsidiaries. The Restoration Plan "restores" the full benefit that would be provided under the Pension Plan but for certain Code limits imposed on the benefit levels of highly compensated employees. Generally, the benefit for participants is a monthly benefit payment equal to the difference between (i) a participant's accrued benefit under the Pension Plan without regard to the Internal Revenue Service compensation and benefit limits and (ii) a participant's accrued benefit as calculated under the Pension Plan. The Restoration Plan also applies to any employee who defers more than 10% of his or her base salary under the MDCP. The eligibility and vesting requirements for the Restoration Plan are the same as those for the Pension Plan. Participants eligible to receive benefits under the Supplemental Senior Executive Retirement Plan forego participation in and rights under the Restoration Plan. The Restoration Plan was amended, effective January 1, 2005, to comply with the American Jobs Creation Act of 2004.

  •
  Progress Energy sponsors the Supplemental Senior Executive Retirement Plan which provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary earnings and annual bonus for each year of credited service with Progress Energy up to a maximum of 62%. Benefits under the Supplemental Senior Executive Retirement Plan are fully offset by social security benefits and by benefits paid under Progress Energy's Pension Plan. The Progress Energy Supplemental Senior Executive Retirement Plan was amended, effective January 1, 2005, to comply with the American Jobs Creation Act of 2004.

  •
  Progress Energy's senior executives also receive certain perquisites, including club dues, financial planning services, and annual automobile allowances, and other personal benefits. In addition, executives received gross-up payments in 2004 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 16.

Compensation of Chief Executive Officer

        Compensation in 2004 for Mr. Day was consistent with the compensation principles described above and reflected performance of the Company and Mr. Day in 2004, as well as his services in 2004. The Committee's determination of Mr. Day's compensation was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, EBITDA growth, earnings per share and other financial and operating performance, individual performance and other factors. All of these factors were considered collectively and no specific mathematical weights were assigned to these factors.

        In evaluating Mr. Day's performance as Chief Executive Officer in 2004, the Committee considered the financial performance of the Company and the outstanding performance of the Company's energy delivery facilities and operations. The Committee also considered the fact that the Company achieved high customer satisfaction and loyalty ratings for 2004. The Committee noted the Company's commitment to a strong environmental policy, and also considered the high marks the Company received in the area of employee satisfaction. The Committee also noted Mr. Day's role in fostering economic development and promoting positive community relations within the Company's service territory.

Committee on Organization and Compensation:
Charles W. Coker, Chairman Edwin B. Borden William O. McCoy E. Marie McKee Richard A. Nunis Peter S. Rummell

        The foregoing report of the Board Committee on Organization and Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	7,436,830	$43.57	10,745,414

Total	7,436,830	$43.57	10,745,414

        Progress Energy does not sponsor any equity compensation plans that have not been approved by its shareholders.

REPORT OF THE AUDIT AND CORPORATE
PERFORMANCE COMMITTEE

        The Audit and Corporate Performance Committee of the Company's Board of Directors ("Audit Committee") has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company's management and with Deloitte & Touche LLP, the Company's independent registered public accounting firm. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), by the Securities and Exchange Commission's Regulation S-X, Rule 2-07, and by the New York Stock Exchange's Corporate Governance Rules, as may be modified, amended or supplemented.

        The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with that firm.

        Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit and Corporate Performance Committee:
Richard L. Daugherty, Chairman James E. Bostic, Jr. David L. Burner W. D. Frederick, Jr. John H. Mullin, III Carlos A. Saladrigas Jean Giles Wittner

        Unless specifically stated otherwise in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

        The Audit Committee has actively monitored all services provided by its independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") and the relationship between audit and non-audit services provided by Deloitte. Progress Energy, Inc. has adopted policies and procedures for approving all audit and permissible non-audit services rendered by Deloitte, and the fees billed for those services. Those policies and procedures apply to Progress Energy, Inc. and its subsidiaries, including the Company. The Audit Committee specifically pre-approved the use of Deloitte for audit, audit-related, tax and non-audit services, subject to certain limitations. Audit and audit-related services include assurance and related activities, services associated with internal control reviews, reports related to regulatory filings, certain due diligence services pertaining to acquisitions, consultations on dispositions and discontinued operations, employee benefit plan audits and general accounting and reporting advice. The pre-approval policy provides that any audit and audit-related services covered by the blanket pre-approval whose project scope could not be defined at the time of blanket approval that will require expenditure of over $50,000 will require individual approval by the Audit Committee in advance of Deloitte being engaged to render such services. Once, the cumulative total of those projects less than $50,000 exceeds $500,000 for the year, each subsequent project, regardless of amount, must be approved individually in advance by the Audit Committee.

        The pre-approval policy requires management to obtain specific pre-approval from the Audit Committee for the use of Deloitte for any permissible non-audit services, which, generally, are limited to tax services including, tax compliance, tax planning, and tax advice services such as return review and consultation and assistance. Other types of permissible non-audit services will be considered for approval only in rare circumstances, which may include proposed services that provide significant economic or other benefits to the Company. In determining whether to approve these services, the Audit Committee will assess whether these services adversely impair the independence of Deloitte. Any permissible non-audit services provided during a fiscal year that (i) do not aggregate more than 5% of the total fees paid to Deloitte for all services rendered during that fiscal year and (ii) were not recognized as non-audit services at the time of the engagement must be brought to the attention of the Controller for prompt submission to the Audit Committee for approval. These "de minimis" non-audit services must be approved by the Audit Committee or its designated representative before the completion of the project. The policy also requires management to update the Audit Committee throughout the year as to the services provided by Deloitte and the costs of those services. The Audit Committee will assess the adequacy of this procedure on an annual basis and revise it accordingly.

        Set forth in the table below is certain information relating to the aggregate fees billed by Deloitte for professional services rendered to the Company for the fiscal years ended December 31, 2003 and December 31, 2004.

	2003*	2004
Audit Fees	$595,000	$1,877,000
Audit-Related Fees	28,000	21,000
Tax Fees	323,000	2,893,000
All Other Fees	4,000	2,000

Total Fees	$950,000	$4,793,000

* Certain amounts for fiscal year 2003 have been reclassified to conform to the fiscal year 2004 presentation.

        Audit Fees include fees billed for services rendered in connection with (i) the audits of the annual financial statements of Carolina Power & Light Company; (ii) the reviews of the financial statements included in the Quarterly Reports on Form 10-Q; and (iii) SEC filings, accounting consultations arising as part of the audits and comfort letters.

        Audit-Related Fees include fees billed for (i) special procedures and letter reports and (ii) accounting consultations for prospective transactions not arising directly from the audits.

        Tax Fees include fees billed for tax compliance matters and tax planning and advisory services. Tax Fees for 2004 include a $2,500,000 fixed fee paid to convert certain fee arrangements that were previously dependent on the benefit that taxing authorities would award to the Company. The Company will not enter into such fee arrangements that are dependent on the benefit received with its independent registered public accounting firm in the future.

        All Other Fees include fees billed utility accounting training.

        The Audit Committee has concluded that the provision of the non-audit services listed above as "All Other Fees" is compatible with maintaining Deloitte's independence.

        None of the services provided was approved by the Audit Committee pursuant to the de minimis waiver provisions described above.

FINANCIAL STATEMENTS

        The Company's 2004 Annual Report, which includes financial statements as of December 31, 2004, and 2003, and for each of the three years in the period ended December 31, 2004, together with the report of Deloitte & Touche LLP, the Company's independent registered public accounting firm, was mailed to those who were shareholders of record as of the close of business on March 4, 2005.

FUTURE SHAREHOLDER PROPOSALS

        Shareholder proposals submitted for inclusion in the proxy statement for the Company's 2006 Annual Meeting must be received no later than December 1, 2005, at the Company's principal executive offices, addressed to the attention of:

John R. McArthur Senior Vice President and Secretary Carolina Power & Light Company Post Office Box 1551 Raleigh, North Carolina 27602-1551

        Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

        In order for a shareholder to nominate a candidate for Director, under the Company's By-Laws timely notice of the nomination must be received by the Secretary of the Company either by personal delivery or by United States registered or certified mail, postage pre-paid, not later than the close of business on the 120th calendar day before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for a shareholder's giving of notice as described above. The shareholder filing the notice of nomination must include:

  •
  As to the shareholder giving the notice:

  •
  the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

  •
  the class and number of shares of the Company that are owned by the shareholder and such beneficial owner;

  •
  a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

  •
  a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

  •
  As to each person whom the shareholder proposes to nominate for election as a Director:

  •
  the name, age, business address and, if known, residence address of such person;

  •
  the principal occupation or employment of such person;

  •
  the class and number of shares of stock of the Company that are beneficially owned by such person;

  •
  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934; and

  •
  the written consent of such person to be named in the proxy statement as a nominee and to serve as a Director if elected.

        In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

  •
  the information described above with respect to the shareholder proposing such business;

  •
  a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

  •
  any material interest of such shareholder in such business.

        These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

        Any shareholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary. A copy of the By-Laws, as amended and restated on March 17, 2004, was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2004, and is available at the Securities and Exchange Commission Internet Web site (www.sec.gov).

OTHER BUSINESS

        The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

Directions to Progress Energy's 2005 Annual Shareholders' Meeting

TO TAMPA INTL AIRPORT & ST. PETE/CLEARWATER AIRPORT
I-375
I-275
I-175
4th Ave N.
2nd Ave. N.
Central Avenue
1st Ave. S.
5th Avenue
6th Ave. S.
7th Ave. S.
16th St. N.
14th St. N.
9th St. N.
1st St. N.
16th St.
10th St. S.
9th St. S.
4th S. Street
1st St. S.
Bayshore Dr.
The Pier
TROPICANA FIELD
HILTON
TAMPA BAY
Albert Whitted Airport
N
TO BEACHES & WEST COAST
ST. PETERSBURG

3701-PS-05

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote by Telephone
Call toll free 1-877-PRX-VOTE (1-877-779-8683)

If you vote by telephone, please do not mail your card.

[3701—CAROLINA POWER & LIGHT COMPANY] [FILE NAME: ZCPL51.ELX][VERSION—(4)] [03/16/05] [orig. 02/08/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.
Directors Recommend Vote FOR					Directors Recommend Vote FOR

1.	Election of Directors as set forth in the proxy statement.				2.	RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS PROGRESS ENERGY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	(01) (03)	W. McCoy, (02) J. Mullin, III C. Saladrigas		3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT IS PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
			FOR ☐ ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES
FOR ALL NOMINEES EXCEPT		☐

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Nominees Except" box and write the name(s) on the line above. Your shares will be voted "FOR" the remaining nominee(s).
						Mark this box if you made an address change or comments on this card			☐
Please be sure to sign and date this proxy.
(Shareholder sign here) Date:					(Co-owner sign here) Date:

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.

Dear Shareholder,

Please take note of the important information enclosed with the Proxy Card. That information relates to the management and operation of your Company and requires your immediate attention and approval. Details are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this Proxy Card to indicate how you would like your shares to be voted, then sign the card, detach it and return your proxy card in the enclosed postage paid envelope. If you prefer, you may vote by telephone by following the instructions in the proxy materials.

Your vote must be submitted prior to the Annual Meeting of Shareholders to be held May 11, 2005, unless you plan to vote in person at the Meeting.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Carolina Power & Light Company

[3701—CAROLINA POWER & LIGHT COMPANY] [FILE NAME: ZCPL52.ELX] [VERSION—(4)] [03/16/05] [orig. 02/08/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

410 S. Wilmington Street, Raleigh, North Carolina 27601

This Proxy is Solicited on Behalf of the Board of Directors of the Company

PROXY. The undersigned hereby appoints Robert B. McGehee and William D. Johnson, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Carolina Power and Light Company (d/b/a Progress Energy Carolinas, Inc.) registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 11, 2005, at 10:00 a.m., and at any adjournment thereof, for the election of directors and the ratification of the selection of the independent registered public accounting firm for the Company for 2005 and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2005, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE: W. McCOY, J. MULLIN, III AND C. SALADRIGAS. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, or as custodian for a minor, please give full title as such. If a corporation, please have signed in full corporate name by any authorized officer, giving full title. If a partnership, sign in full partnership name by an authorized person, giving full title.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS MAY 12, 2004
CAROLINA POWER & LIGHT COMPANY 410 S. Wilmington Street Raleigh, North Carolina 27601-1849 PROXY STATEMENT GENERAL
PROXIES
VOTING SECURITIES
PROPOSAL 1—ELECTION OF DIRECTORS
Nominees for Election—Class I (Terms Expiring in 2008)
Directors Continuing in Office—Class II (Terms Expiring in 2006)
Directors Continuing in Office—Class III (Terms Expiring in 2007)
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL SHAREHOLDERS
MANAGEMENT OWNERSHIP OF COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS
EXECUTIVE COMMITTEE
AUDIT AND CORPORATE PERFORMANCE COMMITTEE
CORPORATE GOVERNANCE COMMITTEE
FINANCE COMMITTEE
COMMITTEE ON OPERATIONS, ENVIRONMENTAL, HEALTH AND SAFETY ISSUES
COMMITTEE ON ORGANIZATION AND COMPENSATION
DIRECTOR NOMINATING PROCESS AND COMMUNICATIONS BETWEEN SHAREHOLDERS AND BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
DIRECTORS' COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
EMPLOYMENT AGREEMENTS
TERMINATION OF EMPLOYMENT AGREEMENTS
REPORT OF BOARD COMMITTEE ON ORGANIZATION AND COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT AND CORPORATE PERFORMANCE COMMITTEE
DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES
FINANCIAL STATEMENTS
FUTURE SHAREHOLDER PROPOSALS
OTHER BUSINESS